Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401 __________________
111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 __________________ www.lucbro.com

May 28, 2024

Connexa Sports Technologies Inc.

2709 North Rolling Road, Suite 138

Windsor Mill, Maryland 21244

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you, Connexa Sports Technologies Inc., a Delaware corporation (the “Company”), in connection with filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by certain selling stockholders of up to an aggregate of 38,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) consisting of (a) 6,990,600 shares of Common Stock (the “Shares”), and (b) 31,509,400 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants,” and the shares of Common Stock underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) issued on January 19, 2024. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

The offering of the Shares and Pre-Funded Warrant Shares will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering these opinions, we have examined the Company’s Certificate of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

We are opining herein as to the Delaware General Corporation Law, and we express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the offering contemplated by the Registration Statement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Shares were duly and validly issued and are fully paid and non-assessable shares of Common Stock; and
2.	Upon due exercise of the Pre-Funded Warrants and payment to the Company of the applicable aggregate exercise price in accordance with the terms of the Pre-Funded Warrants, and when certificates or book-entry evidence of ownership for the Pre-Funded Warrant Shares have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares issuable upon such exercise will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP